UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

March 15, 2010

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ASTRO-MED, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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COMMISSION FILE NUMBER    0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 15, 2010, the Compensation Committee of the Board of Director’s of Astro-Med, Inc. (the “Company”) approved an amendment to the Astro-Med, Inc. Management Bonus Plan for Group III (executive officers) (the “Plan”) to provide that no awards will be made if the Company fails to achieve the thresholds established for Net Sales and Operating Income.  Previously, the Plan provided that no awards would be made if the Company failed to achieve the Net Income threshold.  In addition, the Plan was amended to provide that (i) all combined annual bonuses paid under the Plan cannot exceed 10% of the Company’s consolidated Operating Income and (ii) all bonuses earned under the Plan must be based on Operating Income from the Company’s normal operating activities.  The Plan was also amended to change the bonus eligibility requirements for new officers under the Plan so that corporate officers who are employees for six months or more but less than twelve months are entitled to 25% of the bonus percent earned by the Group III participants and corporate officers who are employed for less than six months in the current fiscal year do not qualify for the Group III Bonus.  Previously, the Plan provided a tiered bonus structure under which officers who were employed from periods of three months up to eleven months of a year were entitled to receive a pro-rata bonus ranging from 25% to 91.7% of the bonus percent earned.  A copy of the Plan is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibit

Exhibit no.                      Exhibit

10.1                          Management Bonus Plan – Group III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

ASTRO-MED, INC.

Date: March 19, 2010	By:	/s/ Joseph P. O’Connell
Joseph P. O’Connell
Senior Vice President, Treasurer and Chief Financial Officer